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                                                                    EXHIBIT 3.50

                                     BY-LAWS

                                       OF

                      PRESSURE SYSTEMS INTERNATIONAL, INC.

ARTICLE I. Stockholders.

1. Annual Meeting. The annual meeting of stockholders commencing in 1982 shall be held in November at such time and place as is stated in the notice of the meeting in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Incorporation, or by these By-Laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

2. Special Meetings. Special meetings of stockholders of the corporation may be called at any time by the President or the Directors. It shall be the duty of the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, or any other officer, to call a special meeting of the stockholders, whenever requested in writing so to do by one or more stockholders of record, holding at least one-tenth of the outstanding common stock of the corporation entitled to vote, stating the time, place and purpose of the meeting.

3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within the United States) is fixed by the Directors or the President and stated in the notice of the meeting.

4. Notice of Meetings. A written notice of every meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Secretary or by the person calling the meeting at least ten days before the meeting to each stockholder entitled to vote thereat and to each stockholder who by law, by the Articles of Incorporation or by these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to such stockholder at his address as it appears upon the books of the corporation. No notice need be given to any stockholder if a written waiver of notice, executed before or after the

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meeting by the stockholder or his attorney thereunto authorized is filed with the records of the meeting.

5. Quorum. The holders (or their proxies) of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum but a lesser number may adjourn any meeting from time to time without further notice; except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

6. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation unless otherwise provided by the Articles of Incorporation. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named thereto to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

7. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) except where a larger vote is required by law, the Articles of Incorporation or these By-Laws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its stock.

8. Action Without Meeting. Any action to be taken by stockholders may be taken without a meeting if all stockholders

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entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

ARTICLE II. Directors.

1. Powers. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws. In the event of any vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until such vacancy is filled. The Board of Directors shall fix the compensation and duties of all officers of the corporation and shall have discretionary power to determine what constitutes net earnings, profits and surplus, respectively, what amount shall be reserved for working capital and for any other purposes and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.

2. Election. A Board of Directors of such number as shall be fixed by the stockholders shall be elected by the stockholders at the annual meeting.

3. Enlargement of the Board. The number of the Board of Directors may be increased and one or more additional Directors elected at any special meeting of the stockholders or by the Directors by vote of a majority of the Directors then in office, provided the Directors may not increase the number of Directors to more than six.

4. Vacancies. Any vacancy in the Board of Directors, including a vacancy resulting from the enlargement of the Board, may be filled by the stockholders or by the Directors. Any person who may have been chosen by the Directors to fill such vacancy shall be displaced by a different person if chosen by the stockholders to fill such vacancy.

5. Tenure. Except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary.

Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

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6.       Removal. A Director may be removed from office (a) with or without cause by vote of a majority of the stockholders entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class, or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

7. Meetings. Regular meetings of the Directors may be held without call or notice at such places within or without Virginia and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. Such notice shall be sufficient if mailed by the Secretary, or Assistant Secretary, postage prepaid, to such Director at his business or home address. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

Special meetings of the Directors may be held at any time and place designated in a call by the President, Treasurer or a majority of the Directors then in office.

The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board, and in his absence, the President, or a Vice President in the order of seniority, shall preside; otherwise, a temporary Chairman shall be elected by the Directors to preside.

8. Notice of Meetings. Notice of all special meetings of the Directors shall be given to each Director by the Secretary or Assistant Secretary, or in the case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice of waiver of a Directors' meeting need not specify the purposes of the meeting.

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9.       Quorum. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

10. Action at Meeting. At any meeting of the Directors at which a quorum is present, the vote of a majority of those present on any matter, unless a different vote is specified by law, by the Articles of Incorporation, or by these By-Laws, shall be sufficient to decide such matter.

11. Action by Consent. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors' meetings. Such consent shall be treated as a vote of the Directors for all purposes.

12. Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive or other committee and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Incorporation or these By-Laws, they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.

ARTICLE III. Officers.

1. Enumeration. The officers of the corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Directors may determine.

2. Election. The President, Treasurer and Secretary shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders or special meeting in lieu thereof. Other officers may be chosen by the Directors at such meeting or at any other meeting.

3. Qualification. The President may, but need not be, a Director. No officer need be a stockholder. Any two or more offices may be held by the same person. The Secretary shall be a resident of Virginia unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in

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such amount and with such sureties as the Directors may determine.

4. Tenure. Except as otherwise provided by law, the Articles of Incorporation, or by these By-Laws, the President, Treasurer and Secretary shall each hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified; and all other officers shall each hold office until removed by the Directors, or until his successor is chosen and qualified unless a shorter term is specified in the vote choosing or appointing him. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. The Directors may remove any officer with or without cause by a vote of a majority of the Directors then in office, provided that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

6. President and Vice Presidents. The President shall be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors, he shall preside, when present, at all meetings of the stockholders and in the absence of a Chairman of the Board of Directors at all meetings of the Directors.

Any Vice President shall have such powers as the Directors may from time to time designate.

7. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation. He shall have custody of all funds, securities and valuable documents of the corporation, except as the Directors may otherwise provide. He may endorse for deposit or collection all checks, notes, etc. payable to the corporation or its order and may accept drafts on behalf of the corporation. He shall cause to be kept accurate accounts of the corporation's transactions. The Board of Directors shall determine the individuals who will be authorized to sign on the corporation's bank account.

Any Assistant Treasurer shall have such powers as the Directors may from time to time designate.

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8.       Secretary and Assistant Secretaries. The Secretary shall keep a record of the meetings of stockholders and directors. Unless a Transfer Agent is appointed, the Secretary shall keep or cause to be kept in Virginia, at the principal office of the corporation, or at his office, the stock and transfer records of the corporation in which are contained the names of all stockholders and the record address and the amount of stock held by each.

In the absence of the Secretary from any meeting of stockholders or Directors, an Assistant Secretary, if one be chosen, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary,

9. Other Powers and Duties. Each office shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such other duties and powers as the Directors may from time to time designate.

10. Indemnification. Each person now or hereafter a Director or officer of the corporation, or who serves at its request as a Director or officer of any other corporation in which it has an interest, shall be indemnified by this corporation to the fullest extent as may be allowed by the laws of the Commonwealth of Virginia.

ARTICLE IV. Common Stock.

1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the common stock of the corporation held by him in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

2. Transfers. Subject to the restrictions, if any, on the transfer of stock, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise

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required by law, by the Articles of Incorporation, or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any equitable or other claim thereto, on the part of any other person, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

It shall be the duty of each stockholder to notify the corporation of his post office address.

3. Record Date. The Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of the stockholders, or the date for the payment of any dividend, or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date, the Directors may, for any of such purposes, close the transfer books for all or any part of such period.

4. Replacement of Certificates. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe.

ARTICLE V. Miscellaneous Provisions.

1. Fiscal Year. Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall be the twelve months ending the last day of October.

2. Seal. The seal of the corporation shall, subject to alteration by the Directors, bear its name, the word "Virginia" and the year of incorporation.

3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Secretary, except as the Directors may generally or in particular cases otherwise determine.

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4.       Voting of Securities. Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

5. Corporate Records. The original, or attested copies, of the Articles of Incorporation, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Virginia at the principal office of the corporation, or at an office of its transfer agent or of the Secretary. Said copies and records need not all be kept in the same office.

6. Articles of Incorporation. All references in these By-Laws to the Articles of Incorporation shall be deemed to refer to the Articles of Incorporation of the corporation as amended and in effect from time to time.

7. Amendments. These By-Laws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting, or may be amended by vote of a majority of the Directors then in office, except that no amendment may be made by the Directors which changes the date of the annual meeting of stockholders, or which alters the provisions of these By-Laws with respect to removal of Directors or the election of committees by Directors and delegation of powers thereto, the enlargement of the Board of Directors and the election of Directors to fill vacancies, or the amendment of these By-Laws. No change in the date of the annual meeting may be made within sixty days before the date fixed in these By-Laws. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.

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